Exhibit 10.3

GOLD RETRIEVAL UNIT DEPLOYMENT AND REVENUE SPLIT AGREEMENT

This GOLD RETRIEVAL UNIT DEPLOYMENT AND REVENUE SPLIT AGREEMENT ("GRU Agreement") is hereby entered into between Jupiter Gold Corporation ("Jupiter Gold"), a Marshall Islands corporation, and Brazil Minerals, Inc., a Nevada, United States of America corporation ("Brazil Minerals").

WITNESSETH:

WHEREAS, Jupiter Gold will own one or more gold retrieval unit (each a "GRU" and together "GRUs");

WHEREAS, Brazil Minerals, through subsidiaries, has title to a number of mineral rights in Brazil for gold (the "Gold Rights");

WHEREAS, both Jupiter Gold and Brazil Minerals desire that GRUs be deployed and used to exploit Gold Rights;

WHEREAS, the non-interested directors on the Board of Directors of Jupiter Gold have unanimously approved this GRU Agreement and the interested director has abstained from such vote having disclosed his interest in the transaction; and

WHEREAS, the non-interested directors on the Board of Directors of Brazil Minerals unanimously approved this GRU Agreement and the interested director has abstained from such vote having disclosed his interest in the transaction.

NOW THEREFORE, for and in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.	The foregoing recitals are adopted and incorporated herein by reference.

2.	Brazil Minerals shall periodically present to Jupiter Gold a list of its available Gold Rights which meet the necessary Brazilian mining and environmental regulations for mining of gold, and for which Brazil Minerals has the necessary operational infrastructure (the "Permissible Gold Rights").

3.	Jupiter Gold shall periodically choose from the Permissible Gold Rights, the one or more areas in which to place one or more GRUs.

Exhibit 10.3 -- Page 1

4.	Jupiter Gold may periodically request that one or more GRUs be moved from a Permissible Gold Right to another. Brazil Minerals shall use its best efforts to comply with each such request within 30 days thereafter.

5.	Brazil Minerals will solely operate all of GRUs placed with Brazil Minerals, and will use its best efforts so as to not cause any damage to such GRUs, except for normal wear and tear. Brazil Minerals shall be responsible to Jupiter Gold for any damage to the GRUs, except for normal wear and tear.

6.	All revenues derived from the sale of gold obtained by the operation of GRUs shall be promptly split 50% to Jupiter Gold and 50% to Brazil Minerals.

7.	This GRU Agreement may be terminated by either Jupiter Gold upon 30 (thirty) days' advance written notice, or by Brazil Minerals effective immediately upon written notice if and when Brazil Minerals does not control any Permissible Gold Rights.

8.	This GRU Agreement may only be amended by a written instrument executed by both Jupiter Gold and Brazil Minerals.

9.	This GRU Agreement is to be interpreted according to the laws of the Marshall Islands, and any dispute arising from such shall be exclusively brought in the courts in the Marshall Islands, the jurisdiction of which both Jupiter Gold and Brazil Minerals agree.

10.	This GRU Agreement may be executed in two identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement.

Exhibit 10.3 -- Page 2

IN WITNESS WHEREOF, Jupiter Gold and Brazil Minerals have executed this GRU Agreement as of July 27, 2016.

JUPITER GOLD CORPORATION

By: /s/ Marc Fogassa
Name: Marc Fogassa
Title: CEO

Acknowledgment:	/s/ Paul Durand
Paul Durand
Secretary
Jupiter Gold Corporation

BRAZIL MINERALS, INC.

By: /s/ Marc Fogassa
Name: Marc Fogassa
Title: CEO

Acknowledgment:	/s/ Roger Noriega
Roger Noriega
Director
Brazil Minerals, Inc.

Exhibit 10.3 -- Page 3